EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Vince Holding Corp. Receives Continued Listing Standard Notice from the NYSE

NEW YORK, New York – May 19, 2017 – Vince Holding Corp. (NYSE: VNCE), a leading global luxury apparel and accessories brand (“Vince” or the “Company”), today announced that on May 17, 2017, the Company received a written notice (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company did not presently satisfy NYSE’s continued listing standards under (i) Section 802.01C of NYSE Listed Company Manual (the “Manual”), which requires the Company’s 30-trading day average closing stock price to be not less than $1.00 and (ii) Section 802.01B of the Manual, which requires the Company’s 30-trading day average market capitalization to be at least $50 million and, the Company’s stockholders’ equity to be at least $50 million.  As set forth in the Notice, as of May 15, 2017, the 30-trading day average closing stock price of the Company's common stock was $0.95, and the 30-trading day average market capitalization of the Company was approximately $47.2 million and the Company’s last reported stockholders’ deficit as of January 28, 2017 was approximately $(13.9) million.

Separately, the Company today issued a press release announcing that on May 18, 2017 it received a Rights Offering Commitment Letter from Sun Capital Partners V, L.P. that provides the Company with an amount equal to $30.0 million of cash proceeds in the event that the Company conducts a rights offering of its common stock to its stockholders, subject to certain terms and conditions described therein.

In connection with the receipt of the Notice, on or prior to June 1, 2017, the Company must submit a letter to NYSE (the “Response Letter”), confirming the receipt of the Notice and its intent to cure the deficiencies.  The Company expects to notify NYSE that it intends to cure the deficiencies set forth in the Notice.

The Company must bring its share price and consecutive 30 trading-day average share price above $1.00 by November 17, 2017. The Company may regain compliance at any time during this six-month cure period if on the last trading day of any calendar month during such six-month cure period (i) the Company’s closing stock price is at least $1.00 and (ii) the Company's consecutive 30-trading day average closing stock price is at least $1.00 per common share.  The Company may also pursue corporate actions such as a reverse stock split, which would require the approval of a majority of the Company’s stockholders.

In addition, on or prior to July 1, 2017, the Company must send to NYSE a business plan that demonstrates compliance with the requirement to maintain a 30-trading day average market capitalization of at least $50 million or $50 million of stockholders’ equity within 18 months of receipt of the Notice.  NYSE will review the business plan within 45 days of its submission and determine whether the Company has made reasonable demonstration of its ability to come into conformity with the relevant standards within such 18-month period.  NYSE will either accept the plan, at which time the Company will be subject to ongoing quarterly monitoring for compliance with the business plan, or NYSE will reject the business plan, at which time the Company will be subject to suspension and delisting proceedings.  The Company expects to submit such a business plan to NYSE.

Pursuant to NYSE rules, the Company’s common stock will continue to be listed and traded on NYSE during the cure periods outlined above, subject to the Company’s compliance with other typical continued listing requirements.  The current noncompliance with the standards described above does not affect the Company’s ongoing business operations or its reporting requirements with the SEC, nor does it trigger any violation of its material debt or other obligations.

ABOUT VINCE

Established in 2002, Vince is a global luxury brand best known for utilizing luxe fabrications and innovative techniques to create a product assortment that combines urban utility and modern effortless style. From its edited core collection of ultra-soft cashmere knits and cotton tees, Vince has evolved into a global lifestyle brand and destination for both women’s and men’s apparel and accessories. As of January 28, 2017, Vince products were sold in prestige distribution worldwide, including approximately 2,300 distribution locations across more than 40 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operated 40 full-price retail stores, 14 outlet stores and its e-commerce site, vince.com. Please visit www.vince.com for more information.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the Tax Receivable Agreement with the Pre-IPO Stockholders); our ability to continue as a going concern; our ability to successfully operate the newly implemented systems, processes, and functions recently transitioned from Kellwood Company; our ability to remediate the identified material weaknesses in our internal control over financial reporting; our ability to comply with the continued listing standards of the New York Stock Exchange; our ability to commence and complete a potential rights offering; our ability to ensure the proper operation of the distribution facility by a third party logistics provider recently transitioned from Kellwood; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage excess inventory in a way that will promote the long-term health of the brand; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth plans, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with domestic and international laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200